SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                 --------------

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 23, 2001


                            SILVERSTAR HOLDINGS, LTD.
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               (Exact Name of Registrant as Specified in Charter)


           Bermuda                     0-27494                     N/A
           -------                    --------                    -----
(State or Other Jurisdiction         (Commission              (IRS Employer
      of Incorporation)                File No.)            Identification No.)


Clarendon House, Churc Street, Hamilton HM CX, Bermuda
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(Address of Principal Executive Offices)                            (Zip Code)


        Registrant's telephone number, including area code (809) 295-1422


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 4. CHANGES IN CERTIFYING ACCOUNTANT

         On April 23, 2001, Silverstar Holdings, Ltd (the "Company") terminated the client-auditor relationship between the Company and PricewaterhouseCoopers LLP ("PWC"), and the Company engaged Rachlin, Cohen & Holtz LLP ("Rachlin") as its independent auditors for the fiscal year ending June 30, 2001. The decision to engage Rachlin was approved by the Board of Directors of the Company, upon the recommendation of the Audit Committee of the Board of Directors. PWC's reports on the consolidated financial statements of the Company for fiscal years 2000 and 1999 did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During fiscal years 2000 and 1999 and the subsequent interim period through April 23, 2001, there were no disagreements with PWC regarding any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PWC, would have caused PWC to make reference to the subject matter of the disagreements in connection with its report. The Company requested that PWC furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The letter, dated April 23, 2001 has been filed as an exhibit to this current report on Form 8-K.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 23, 2001

                                    SILVERSTAR HOLDINGS, LTD.


                                    By: /s/ Clive Kabatznik
                                        ----------------------------------------
                                    Name:  Clive Kabatznik
                                    Title: President and Chief Executive Officer

709933_2, 04/23/01
                                  EXHIBIT INDEX


     Exhibit
       No.                             Description
     --------                          -----------


         1 Letter dated April 23, 2001, from PricewaterhouseCoopers LLP to the Securities and Exchange Commission.